Exhibit 99.5

Confidentiality, Non-Solicitation and Proprietary Information Agreement

(Evercore Senior Managing Director)

This Confidentiality, Non-Solicitation and Proprietary Information Agreement (the “Agreement”), is made on this 21st day of May, 2009, between Evercore Partners Inc. (the “Company”), and the employee signatory hereof (the “Employee”).

R E C I T A L S:

WHEREAS, Employee acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates (collectively, “Evercore”);

WHEREAS, Employee acknowledges that he/she will be provided with access to sensitive, proprietary and confidential information of Evercore and will be provided with the opportunity to develop relationships with clients, prospective clients, employees and other agents of Evercore, which, in each case, Employee acknowledges and agrees constitute valuable assets of Evercore;

WHEREAS, in connection with the Employee’s execution of an employment agreement with the Company dated as of the date hereof (the “Employment Agreement”), Employee agrees to be subject to the restrictive covenants as set forth in this Agreement, effective as of the date Employee commences employment with Evercore (the “Effective Date”);

NOW THEREFORE, for good and valuable consideration, effective as of the Effective Date, the parties agree as follows:

1. Confidentiality.

(a) Employee will not at any time (whether during or after Employee’s employment with Evercore), other than in the ordinary course of performing services for Evercore, (x) retain or use for the benefit, purposes or account of Employee or any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise whatsoever (“Person”); or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside Evercore (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information obtained by Employee in connection with the commencement of Employee’s employment with Evercore or at any time thereafter during the course of Employee’s employment with Evercore — including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation (excluding Employee’s own compensation), recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals — concerning the past, current or future business, activities and operations of Evercore and/or any third party that has disclosed or provided any of the same to Evercore on a confidential basis (provided that with respect to such third party Employee knows or reasonably should have known that the third party provided it to Evercore on a confidential basis) (“Confidential Information”) without the prior written authorization of the Company’s Board of Directors or its designee; provided, however, that in any event Employee shall be permitted to disclose any Confidential Information reasonably necessary (i) to perform Employee’s duties while employed with Evercore or (ii) in connection with any litigation or arbitration involving this or any other agreement entered into between Employee and Evercore before, on or after the date of this Agreement in connection with any action or proceeding in respect thereof; provided further, that in any event Employee shall be permitted to disclose (publicly or otherwise) any Confidential Information reasonably necessary to disclose Employee’s “track record” with the Company at any time after the expiration of the Restricted Period (as defined below in Section 2(a)(i)).

(b) “Confidential Information” shall not include any information that is (x) generally known to the industry or the public other than as a result of Employee’s breach of this covenant or any breach of other confidentiality obligations by third parties to the extent the Employee knows or reasonably should have known of such breach by such third parties; (y) made legitimately available to Employee by a third party (unless Employee knows or reasonably should have known that such third party has breached any confidentiality obligation); or (z) required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order Employee to disclose or make accessible any information; provided that, with respect to clause (z) Employee, except as otherwise prohibited by law or regulation, shall give prompt written notice to Evercore of such requirement, disclose no more information than is so required, and shall reasonably cooperate with any attempts by Evercore, at its sole cost, to obtain a protective order or similar treatment prior to making such disclosure.

(c) Except as required by law or otherwise set forth in clause (z) of Section 1(b) above, or unless or until publicly disclosed by Evercore, Employee will not disclose to anyone, other than Employee’s immediate family and legal, tax or financial advisors, the existence or contents of this Agreement; provided that Employee may disclose (i) to any prospective future employer the provisions of this Agreement provided they agree to maintain the confidentiality of such terms or (ii) in connection with any litigation or arbitration involving this Agreement.

(d) Upon termination of Employee’s employment with Evercore for any reason, Employee shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) if such property is owned or used by Evercore; (y) immediately destroy, delete, or return to Evercore, at Evercore’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Employee’s possession or control (including any of the foregoing stored or located in Employee’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of Evercore, except that Employee may retain only those portions of any personal notes, notebooks and diaries that do not contain Confidential Information; and (z) notify and fully cooperate with Evercore regarding the delivery or destruction of any other Confidential Information of which Employee is or becomes aware to the extent such information is in Employee’s possession or control. Notwithstanding anything elsewhere to the contrary, Employee shall be entitled to retain (and not destroy) (x) information showing Employee’s compensation or relating to reimbursement of expenses that Employee reasonably believes is necessary for tax purposes and (y) copies of plans, programs, policies and arrangements of, or other agreements with, Evercore addressing Employee’s compensation or employment or the termination thereof.

2. Non-Competition; Non-Solicitation; Non-Interference.

(a) Employee agrees as follows:

(i) Non-Competition. Subject to Section 2(b) below, during the term of Employee’s employment and during the twelve months immediately following any termination of that employment (regardless of the reason for such termination) (such period, the “Restricted Period”), Employee will not, directly or indirectly:

(A) engage in any business that competes, as of the Relevant Date (as defined below), with the business of Evercore (other than any business engaged in solely by any portfolio company of Evercore), including, without limitation, any businesses that Evercore is actively considering conducting at the time of Employee’s termination of employment, so long as Employee knows or reasonably should have known about such plan(s) in any geographical area that is within 100 miles of any geographical area where Evercore provides its products or services as of the Relevant Date (a “Competitive Business”);

(B) enter the employ of, or render any services to, any Person (or any division or controlled or controlling affiliate of any Person) who or which is a Competitive Business as of the date Employee enters such employment or renders such services; or

(C) subject to the terms of Evercore’s employee investments policy applicable to Employee during the Restricted Period (which, while employed by Evercore shall mean such policy as in effect from time to time and made available to Employee and, on and after such employment, such policy as in effect on the date immediately prior to the date of termination of Employee’s employment with Evercore), acquire a financial interest in, or otherwise become actively involved with, any Competitive Business which is a Competitive Business as of the date of such acquisition or involvement, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant.

Notwithstanding the provisions of Section 2(a)(i)(A), (B) or (C) above, nothing contained in this Section 2(a)(i) shall prohibit Employee from (i) investing, as a passive investor, in any publicly held company provided that Employee’s beneficial ownership of any class of such publicly held company’s securities does not exceed two percent (2%) of the outstanding securities of such class, (ii) entering the employ of any academic institution or governmental or regulatory instrumentality of any country or any domestic or foreign state, county, city or political subdivision, or (iii) providing services to a subsidiary or affiliate of an entity that controls a separate subsidiary or affiliate that is a Competitive Business, so long as the subsidiary or affiliate for which Employee may be providing services is not itself a Competitive Business and Employee is not, as an employee of such subsidiary or affiliate, engaging in activities that would otherwise cause such subsidiary or affiliate to be deemed a Competitive Business. For purposes of this Section 2(a), the term “Relevant Date” shall mean, during the term of Employee’s employment, any date falling during such time, and, for the period of time during the Restricted Period that falls after the date of any termination of Employee’s employment with Evercore, the effective date of termination of Employee’s employment with Evercore.

(ii) Non-Solicitation of Clients. During the Restricted Period, Employee will not, whether on Employee’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly solicit or assist in soliciting the business of, any investment from, any opportunity to make an investment in, or any opportunity to act as a financial or restructuring advisor in connection with any transaction involving, any client, prospective client, investor, portfolio company, venture capital investee, or prospective portfolio company, venture capital investee, or member of management of any portfolio company or venture capital investee or prospective portfolio company or venture capital investee of Evercore, in all such cases determined as of the Relevant Date (collectively, the “Clients”):

(A) with whom Employee had personal contact or dealings on behalf of Evercore during the two-year period immediately preceding Employee’s termination of employment;

(B) with whom employees reporting to Employee have had personal contact or dealings on behalf of Evercore during the two-year period immediately preceding the Employee’s termination of employment; or

(C) with whom Employee had direct or indirect responsibility during the two-year period immediately preceding Employee’s termination of employment.

(iii) Non-Interference with Business Relationships. During the Restricted Period, Employee will not interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between Evercore, on the one hand, and any Client, customers, suppliers, partners, of Evercore, on the other hand, in any such case determined as of the Relevant Date.

(iv) Non-Solicitation of Employees; Non-Solicitation of Consultants. During the term of Employee’s employment and during the twelve months immediately following the date of any termination of Employee’s employment with Evercore, Employee will not, whether on Employee’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly (other than in the ordinary course of Employee’s employment with Evercore on Evercore’s behalf):

(A) solicit or encourage any employee of Evercore to leave the employment of Evercore; or

(B) hire any such employee who was employed by Evercore as of the date of Employee’s termination of employment with Evercore or who left the employment of Evercore coincident with, or within one year prior to or after, the termination of Employee’s employment with Evercore; or

(C) solicit or encourage to cease to work with Evercore any consultant that Employee knows, or reasonably should have known, is then under contract with Evercore.

(b) The restrictions described in Sections 2(a)(i)-(iii) above shall not apply following any termination of Employee’s employment without “Cause” or for “Good Reason” (as such terms are defined in the Employment Agreement); provided, however, that the Company may elect to have such restrictions apply for up to six months following a termination of Employee’s employment without Cause or for Good Reason to the extent that the Company (i) notifies Employee of such election in writing within five business days following the date of such termination of employment and (ii) continues to pay Employee his “Base Salary” (as defined in the Employment Agreement) and provide Employee with medical benefits on the same basis as is provided to actively employed executives of Evercore for the duration of such restrictive period.

(c) It is expressly understood and agreed that although Employee and Evercore consider the restrictions contained in this Section 2 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Employee, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable (provided that in no event shall any such amendment broaden the time period or scope of any restriction herein). Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

3. Intellectual Property.

(a) If Employee has created, invented, designed, developed, contributed to or improved any inventions, intellectual property, discoveries, copyrightable subject matters or other similar work of intellectual property (including without limitation, research, reports, software, databases, systems or applications, presentations, textual works, content, or audiovisual materials) (“Works”), either alone or with third parties, prior to or during Employee’s employment with Evercore, that are relevant to or implicated by such employment (“Prior Works”), to the extent Employee has retained or does retain any right in such Prior Work, Employee hereby grants Evercore a perpetual, non-exclusive, royalty-free, worldwide, assignable, sublicensable license under all rights and intellectual property rights (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) therein to the extent of Employee’s rights in such Prior Work for all purposes in connection with Evercore’s current and future business.

(b) If Employee creates, invents, designs, develops, contributes to or improves any Works, either alone or with third parties, at any time during Employee’s employment by Evercore and within the scope of such employment and/or with the use of any Evercore resources (“Company Works”), Employee shall promptly and fully disclose same to Evercore and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, and at Evercore’s sole expense, all rights and intellectual property rights therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) to Evercore to the extent ownership of any such rights does not vest originally in Evercore.

(c) Employee agrees to keep and maintain adequate and current written records (in the form of notes, sketches, drawings, and any other form or media requested by Evercore) of all Company Works. The records will be available to and remain the sole property and intellectual property of Evercore at all times.

(d) Employee shall take all requested actions and execute all requested documents (including any licenses or assignments required by a government contract) at Evercore’s expense (but without further remuneration) to assist Evercore in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of Evercore’s rights in the Prior Works and Company Works as set forth in this Section 3. If Evercore is unable for any other reason to secure Employee’s signature on any document for this purpose, then Employee hereby irrevocably designates and appoints Evercore and its duly authorized officers and agents as Employee’s agent and attorney in fact, to act for and in Employee’s behalf and stead to execute any documents and to do all other lawfully permitted acts in connection with the foregoing.

(e) Except as may otherwise be required under Section 3(a) above, Employee shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with Evercore any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party which Employee knows or reasonably should have known is confidential, proprietary or non-public information or intellectual property of such third party without the prior written permission of such third party. Employee hereby indemnifies, holds harmless and agrees to defend Evercore and its officers, directors, partners, employees, agents and representatives from any breach of the foregoing covenant. Employee shall comply with all relevant policies and guidelines of Evercore, including regarding the protection of confidential information and intellectual property and potential conflicts of interest. Employee acknowledges that Evercore may amend any such policies and guidelines from time to time, and that Employee remains at all times bound by their most current version.

(f) The provisions of Section 3 shall survive the termination of Employee’s employment for any reason.

4. Specific Performance.

Employee acknowledges and agrees that in the course of Employee’s employment with Evercore, Employee will be provided with access to Confidential Information, and will be provided with the opportunity to develop relationships with clients, prospective clients, employees and other agents of Evercore, and Employee further acknowledges that such confidential information and relationships are extremely valuable assets of Evercore in which Evercore has invested and will continue to invest substantial time, effort and expense. Accordingly, Employee acknowledges and agrees that Evercore’s remedies at law for a breach or threatened breach of any of the provisions of Section 1, Section 2, and Section 3 would be inadequate and, in recognition of this fact, Employee agrees that, in the event of any material breach of Sections 1 through 3 hereof that Employee fails to cure within 10 business days after receiving written notice thereof from Evercore, in addition to any remedies at law, Evercore, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required to be paid or provided by Evercore (other than any vested benefits under any retirement plan, as may otherwise be required by applicable law to be provided or to the extent that Evercore has agreed not to offset or forfeit any payments, benefits or entitlements pursuant to any other agreement between Evercore and Employee) and, in the event of any breach or threatened breach of Sections 1 through 3 hereof, seek equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available; provided, however, that if it is subsequently determined in a final and binding arbitration or litigation that Employee did not materially breach any such provision, Evercore will promptly pay any payments or provide any benefits, which Evercore may have ceased to pay when originally due and payable, plus an additional amount equal to interest (calculated based on the applicable federal rate for the month in which such final determination is made) accrued on the applicable payment or the amount of the benefit, as applicable, beginning from the date such payment or benefit was originally due and payable through the day preceding the date on which such payment or benefit is ultimately paid hereunder.

5. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

(b) Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any other agreement with respect to the subject matter hereof. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

(c) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(e) Assignment. This Agreement shall not be assignable by Employee. This Agreement may be assigned by Evercore to a person or entity which is an affiliate or a successor in interest to substantially all of the business operations of Evercore; provided such person or entity agrees to abide by the terms of this Agreement. Upon such assignment in accordance herewith, the rights and obligations of Evercore hereunder shall become the rights and obligations of such affiliate or successor person or entity; provided that in no event shall the provisions of this Agreement be interpreted to apply to the affiliate or the successor person or entity other than with respect to the business of Evercore that is so assigned as of such date (including, without limitation, the business it is engaged in, its employees, clients and its Confidential Information).

(f) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the parties hereto.

(g) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

EVERCORE PARTNERS INC.

By:	/s/ Robert B. Walsh

Date:	May 21, 2009

(Signature Page to Confidentiality, Non-Solicitation and Proprietary Information Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

By:	/s/ Ralph L. Schlosstein
Ralph L. Schlosstein

Date:	May 21, 2009

(Signature Page to Confidentiality, Non-Solicitation and Proprietary Information Agreement)